Exhibit 99.1

Puget Energy Reports 2004 Financial Results
Core utility earnings on target; decision to monetize InfrastruX

Bellevue, Wash. (February 9, 2005) — Puget Energy (NYSE: PSD) today reported income for common stock of $55 million, or $0.55 per diluted share, for the year ended 2004, compared with $116.2 million, or $1.22 per diluted share, in 2003.

Puget Energy's full year 2004 results reflect a non-cash impairment charge of $76.6 million after-tax, or $0.77 per share, related to InfrastruX Group, an unregulated utility construction services subsidiary, and a previously reported Puget Sound Energy (PSE) regulatory disallowance of $28.2 million after-tax, or $0.28 per share.

Excluding the InfrastruX impairment charge and the PSE regulatory disallowance, Puget Energy's full year 2004 financial performance improved compared to 2003 as a result of higher electric sales margins, lower interest expense and preferred stock dividends, and higher InfrastruX earnings.

PSE, Puget Energy's core regulated utility business, reported full year 2004 earnings of $126.2 million, or $1.26 per share, reflecting a regulatory disallowance of $28.2 million after-tax, or $0.28 per share. In 2003, PSE's full year earnings were $114.7 million, or $1.20 per share.

"I'm very proud of our utility Puget Sound Energy’s performance this year," said Stephen P. Reynolds, Puget Energy President and CEO. "This is our core business. We reached several critical milestones in our drive to meet the growing energy needs of our dynamic service territory. We put into service new generation resources, enhanced our gas and electric distribution infrastructure and connected our 1-millionth electric customer.

"We’re executing well on our commitment to strengthen and diversify PSE's generation assets. The anticipated Hopkins Ridge and Wild Horse wind projects will broaden our resource portfolio. These environmentally friendly sources of energy will help protect our customers from volatile wholesale energy markets."

In early 2005, Puget Energy completed a strategic review of InfrastruX and determined to monetize its investment in this business. "Ownership of InfrastruX no longer fits our strategy given the resource needs of our core utility business," said Reynolds. "We are taking decisive action concerning InfrastruX for the longer term interest of Puget Energy, its customers and stakeholders."

Full Year 2004 Highlights:
Table 1 below summarizes the items that impacted full year 2004 results for Puget Energy and its subsidiaries, PSE and InfrastruX. A discussion of full year 2004 results follows Table 1.

Table 1
Full Year 2004 vs. Full Year 2003 EPS Reconciliation	Cents per diluted share
Puget Energy Full Year 2003 reported earnings	$1.22
InfrastruX Full Year 2003 reported earnings	0.02
PSE Full Year 2003 reported earnings	1.20
Increase in electric margin in 2004	0.04
Decrease in gas margin in 2004	(0.01)
Increased depreciation and amortization expense in 2004	(0.06)
Lower interest expense and preferred stock dividend in 2004	0.14
Increased income tax expense in 2004	(0.01)
Non-recurring venture capital fund impairment loss in 2003	0.04
Share dilution due to more shares outstanding in 2004	(0.06)
All other, net	(0.02)
PSE Full Year 2004 reported earnings	$1.26
Add: InfrastruX Full Year 2004 reported earnings	0.06
Less: InfrastruX impairment charge in 2004	(0.77)
Puget Energy Full Year 2004 reported earnings	$0.55

PSE Full Year 2004 Highlights:
PSE’s income increased by $11.5 million, or $0.06 per share, for the year ended 2004 to $126.2 million, or $1.26 per share, from $114.7 million, or $1.20 per share, for the year ended 2003. Summarized below are items that impacted PSE’s full year results in 2004 as compared with 2003. All items discussed are pre-tax unless otherwise noted and all share amounts are presented on a diluted basis.

•	PSE’s electric margin increased by $5.9 million, or $0.04 per share. PSE’s electric margin was favorably impacted by an electric rate tariff increase effective May 24, 2004 primarily as a result of cost recovery associated with the Frederickson 1 combined cycle natural gas facility that was placed into service on April 30, 2004. Electric margin was also bolstered by a 1.5 percent increase in retail sales volumes, primarily driven by customer growth of 2.2 percent. PSE's electric customers totaled approximately 1,001,200 at year-end 2004. PSE’s electric margin represents electric sales to retail and transportation customers less the cost of generating and purchasing electricity.

•	PSE’s gas margin decreased by $1.8 million, or $0.01 per share, due to lower sales volumes resulting from slightly warmer temperatures and higher natural gas prices. Natural gas sales volumes declined by 1.5 percent in spite of a 3.7 percent increase in the number of gas customers to nearly 672,000 at year-end 2004. Gas prices at the closest regional delivery point, the Sumas hub, increased from 2003 average levels of $4.66 to $5.26 per dekatherm. Higher natural gas prices are passed on to customers through PSE’s Purchased Gas Adjustment mechanism (PGA). PSE’s gas margin represents natural gas sales to retail and transportation customers less the cost of purchasing and transporting natural gas.

Heating Degree Days		% Change	Heating Degree Days		% Change
2004	Normal	2004 vs. Normal	2004	2003	2004 vs. 2003
4,421	4,818	8% warmer	4,421	4,527	2% warmer

•	PSE’s depreciation and amortization expense increased by $8.5 million, or $0.06 per share, as a result of utility plant additions, including an $81 million investment in the Frederickson 1 electric generating facility in 2004.

•	PSE’s other income increased by $2.8 million after-tax, or $0.03 per share. Other income in 2003 was adversely impacted by a write-down of $4 million after-tax, or $0.04 per share, in the carrying value of a non-utility venture capital investment.

•	PSE’s interest expense declined by $13 million and preferred stock dividends declined by $5.2 million. Together, this represents an after-tax savings of $14 million, or $0.14 per share, and reflects the redemption of high cost debt and preferred stock.

•	The dilutive impact of an increase in Puget Energy common shares outstanding reduced per share earnings by $0.06. Puget Energy average common shares outstanding increased to approximately 100 million for the year ended 2004 as compared with approximately 95 million shares for 2003. During the fourth quarter 2003, Puget Energy sold approximately $100 million of common stock. The net proceeds were invested in PSE and were used to redeem approximately $94 million of high-cost preferred stock.

•	PSE’s operating income tax expense increased by $6.2 million primarily as a result of the absence of $9.3 million of non-recurring federal income tax benefits reflected in 2003 results, offset by a non-recurring federal income tax benefit of $1.4 million in 2004 related to a 2001 tax audit.

InfrastruX Group (InfrastruX) Full Year 2004 Highlights:
InfrastruX, the unregulated utility construction services subsidiary of Puget Energy, reported a loss, net of minority interest, of $70.6 million, or $0.70 per share, for the full year 2004, reflecting a $76.6 million, or $0.77 per share, after-tax non-cash impairment charge. Excluding the impairment charge, InfrastruX's full year 2004 earnings, net of minority interest, were $5.9 million, or $0.06 per share, compared with $1.6 million, or $0.02 per share, in 2003.
The impairment charge reflects Puget Energy's revised expectations for this business due to ongoing challenges in the utility construction services sector. Puget Energy's $110 million investment in InfrastruX was reduced by $76.6 million.

Puget Energy Fourth-Quarter 2004 Highlights:
Table 2 below provides a summary of items that impacted fourth quarter 2004 financial results for Puget Energy, PSE and InfrastruX. A discussion of these items follows the table below.

Table 2
Fourth Quarter 2004 vs. Fourth Quarter 2003 EPS Reconciliation	Cents per diluted share
Puget Energy Q4 2003 reported earnings	$0.44
InfrastruX Q4 2003 reported earnings	0.01
PSE Q4 2003 reported earnings	0.44
Increase in electric margin in 2004	0.08
Decrease in gas margin in 2004	(0.02)
Increased depreciation & amortization expense in 2004	(0.02)
Lower interest expense in 2004	0.02
Lower income tax expense in 2004	0.05
Increase in other income in 2004	0.06
Impact of share dilution from more shares outstanding in 2004	(0.01)
All other, net	(0.01)
PSE Q4 2004 reported earnings	$0.59
Add: InfrastruX Q4 2004 reported earnings	0.02
Less: InfrastruX Q4 2004 impairment charge in 2004	(0.77)
Puget Energy Q4 2004 reported earnings	$(0.16)

    Puget Energy’s fourth-quarter 2004 loss for common stock was $15.7 million or $0.16 per share, compared with income of $43.0 million, or $0.44 per share, for the same period in 2003. These results reflect a $76.6 million, or $0.77 per share, after-tax non-cash impairment charge taken by InfrastruX in the fourth quarter 2004.

PSE Fourth-Quarter 2004 Highlights:
PSE’s fourth quarter earnings in 2004 were $59.2 million, or $0.59 per share, compared with $42.3 million, or $0.44 per share, in the fourth quarter of 2003. Summarized below are items that impacted PSE’s fourth quarter results in 2004 as compared with 2003. All items are pre-tax unless otherwise noted and all share amounts are presented on a diluted basis.
•	PSE’s electric margin increased by $12.2 million, or $0.08 per share, despite a disallowance of $2.8 million related to the May 2004 Tenaska regulatory order as described in further detail in Puget Energy's August 5, 2004 Form 8-K and June 30, 2004 Form 10-Q filed with the Securities and Exchange Commission (SEC). The improved margin is primarily attributable to an electric rate tariff increase effective May 24, 2004 related the Frederickson 1 plant acquisition and the absence of excess power costs during the quarter.

•	PSE’s gas margin decreased by $3.5 million, or $0.02 per share, due to slightly warmer temperatures and lower customer usage in response to higher natural gas prices.

	Heating Degree Days		% Change	Heating Degree Days		% Change
Month Ending	2004	Normal	2004 vs. Normal	2004	2003	2004 vs. 2003
October	355	383	7% warmer	355	326	9% colder
November	596	592	1% colder	596	656	9% warmer
December	691	754	8% warmer	691	713	3% warmer
4th Quarter	1,642	1,729	5% warmer	1,642	1,695	3% warmer

•	PSE’s depreciation and amortization expense increased by $2.7 million or $0.02 per share as a result of utility plant additions. This trend is likely to accelerate in 2005 and beyond as PSE invests in its energy delivery and generation infrastructure to support service territory growth.

•	PSE’s other income increased by $6.4 million after-tax, or $0.06 per share. Other income in 2003 was adversely impacted by a write-down of $4 million after-tax in the carrying value of a non-utility venture capital investment in the fourth quarter of 2003.

•	PSE’s interest expense in the fourth quarter 2004 declined by $2.6 million, contributing $0.02 per share.

•	The dilutive impact of an increase in Puget Energy common shares outstanding reduced per share earnings by $0.01. Puget Energy's common shares outstanding increased to approximately 100 million shares, as compared with approximately 97 million shares for the same period in 2003.

•	PSE’s common equity ratio was 40.1 percent at December 31, 2004 compared with 40 percent at December 31, 2003. PSE is well ahead of the July 2002 rate settlement requirement to rebuild its common equity ratio to 39 percent by the end of 2005.

•	PSE's effective income tax rate on operating income was 40.5 percent as compared with 43.1 percent in the fourth quarter of 2003 before a non-recurring federal income tax benefit of $1.4 million recorded in the fourth quarter 2004, contributing $0.05 per share.

InfrastruX Group (InfrastruX) Fourth-Quarter 2004 Highlights:
InfrastruX’s fourth quarter 2004 revenues reached $102.4 million, a 20 percent increase from 2003 levels, resulting in income of $1.9 million, or $0.02 per share, prior to reflecting a $76.6 million, or $0.77 per share, after-tax non-cash impairment charge. In the fourth quarter 2003, InfrastruX's income was $0.7 million, or $0.01 per share.

2005 Outlook:
Puget Energy will provide 2005 earnings guidance after the Washington Utilities and Transportation Commission (WUTC) rules on PSE’s pending electric and natural gas general-rate increase requests, anticipated to be issued no later than March 5, 2005. PSE has requested increases of 7.1 percent, or $99.8 million annually, and 6.3 percent, or $46.2 million annually, for electric and natural gas customers, respectively.

Conference Call:
Puget Energy will provide additional information regarding its fourth-quarter 2004 results during a conference call for analysts scheduled at 10:00 a.m. EST (7:00 a.m. PST) on Thursday, February 10, 2005. The call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the call. A tape-recorded replay of the call will be available two hours after completion of the conference call on February 10, 2005 through midnight (EST) on Thursday, February 24, 2005 by dialing 1-888-286-8010 and entering the conference identification number at 17161164.

Form 10K and Annual Report for 2004
Puget Energy will file its Form 10-K Annual Report for 2004 with the Securities and Exchange Commission (SEC) on or before March 15, 2005, a copy of which will be available through the SEC’s website at www.sec.gov or the Company’s website at www.pse.com. Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-K filing.
Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington State. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions.

CAUTIONARY STATEMENT: Certain statements contained in this press release are“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Energy’s plans with respect to InfrastruX and any proceeds from its possible sale or monetization, Puget Sound Energy’s plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2005. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

####

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 12/31[1]		Twelve months ended 12/31
	2004	2003	2004	2003

Operating revenues
Electric[2]	$404,778	$386,510	$1,423,034	$1,400,743
Gas	284,703	251,524	769,306	634,230
Other	104,971	89,815	376,473	347,830
Total operating revenues	794,452	727,849	2,568,813	2,382,803
Operating expenses
Purchased electricity[2]	205,764	201,927	723,567	714,469
Purchased gas	180,618	147,337	451,302	327,132
Electric generation fuel	20,640	17,584	80,772	64,999
Residential exchange	(50,674)	(51,289)	(174,473)	(173,840)
Unrealized (gain) loss on derivative instruments	516	(278)	(526)	106
Utility operations & maintenance	77,083	78,070	291,232	289,702
Other operations & maintenance	89,609	74,900	322,517	303,972
Depreciation & amortization	63,228	60,442	246,842	236,866
Conservation amortization	4,942	9,544	22,688	33,458
Goodwill impairment [5]	91,196	---	91,196	---
Taxes other than income taxes	62,843	60,608	221,981	208,395
Income taxes	30,656	36,010	74,964	72,369
Total operating expenses	776,421	634,855	2,352,062	2,077,628
Operating income	18,031	92,994	216,751	305,175
Other income (net of tax)	2,324	(4,050)	4,292	1,564
Income before interest charges & minority interest	20,355	88,944	221,043	306,739
Interest charges
Interest expense	43,496	45,483	172,999	183,973
Mandatorily redeemable securities interest expense[3]	23	24	91	1,072
Total interest charges	43,519	45,507	173,090	185,045
Minority interest	(7,477)	71	(7,069)	177
Net income (loss) before cumulative effect of
accounting change	(15,687)	43,366	55,022	121,517
FAS-143 transition adjustment loss (net of tax)	---	---	---	169
Net Income (loss)	(15,687)	43,366	55,022	121,348
Less preferred stock dividend accruals[3]	---	373	---	5,151
Income (loss) for common stock	$(15,687)	$42,993	$55,022	$116,197

Common shares outstanding	99,765	96,669	99,470	94,750
Diluted shares outstanding	99,765	97,228	99,911	95,309
Basic earnings per common share before
cumulative effect of accounting change	$(0.16)	$0.44	$0.55	$1.23
Cumulative effect of accounting change	---	---	---	---
Basic earnings per common share	$(0.16)	$0.44	$0.55	$1.23

Diluted earnings per common share before
cumulative effect of accounting change	$(0.16)	$0.44	$0.55	$1.22
Cumulative effect of accounting change	---	---	---	---
Diluted earnings per common share[4]	$(0.16)	$0.44	$0.55	$1.22

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[3]	Effective July 1, 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,"
requires companies with equity that has characteristics of debt to classify their dividends as interest expense instead of as preferred stock dividends.
[4]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.
[5]	Puget Energy goodwill impairment charge was $76.6 million after income tax benefit of $7.0 million and minority interest of $7.6 million.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 12/31		Twelve months ended 12/31
	2004	2003	2004	2003
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$169,811	$165,066	$628,869	$607,341
Commercial	152,095	147,751	580,973	558,983
Industrial	23,461	22,985	88,779	89,291
Other retail sales, including change in unbilled	23,509	24,136	12,310	17,045
Subtotal, retail sales	368,876	359,938	1,310,931	1,272,660
Transportation, including change in unbilled	3,365	2,313	10,707	11,542
Sales to other utilities & marketers[1]	17,719	15,435	56,512	82,788
Other[2]	14,818	8,824	44,884	33,753
Total electricity sales	404,778	386,510	1,423,034	1,400,743
Gas
Residential	183,588	165,046	478,969	401,717
Commercial	81,679	70,018	225,834	178,153
Industrial	13,364	10,574	38,800	29,728
Subtotal, retail sales	278,631	245,638	743,603	609,598
Transportation	3,289	3,293	12,968	13,796
Other	2,783	2,593	12,735	10,836
Total gas sales	284,703	251,524	769,306	634,230
Total energy sales revenues	$689,481	$638,034	$2,192,340	$2,034,973
Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	2,660,232	2,665,562	10,028,150	9,845,854
Commercial	2,133,829	2,121,607	8,449,566	8,222,166
Industrial	344,201	342,591	1,352,660	1,372,815
Other, including change in unbilled	323,625	345,104	53,816	158,520
Subtotal, retail sales	5,461,887	5,474,864	19,884,192	19,599,355
Transportation, including change in unbilled	515,346	499,196	1,988,966	2,020,562
Sales to other utilities & marketers[1]	386,824	425,352	1,317,394	2,166,657
Total mWh	6,364,057	6,399,412	23,190,552	23,786,574
Gas (in 000's of therms)
Residential	173,908	185,083	489,036	500,116
Commercial	87,557	90,390	270,305	268,304
Industrial	15,075	14,308	49,217	47,276
Transportation	52,808	54,213	201,642	209,497
Total gas volumes	329,348	343,994	1,010,200	1,025,193
Margins[3] ($ in thousands; unaudited)
Electric	$188,105	$175,858	$640,102	$634,242
Gas	79,343	82,813	242,378	244,213
Customers served[4] (Unaudited)
Electricity
Residential	882,554	860,372	874,205	854,088
Commercial	110,302	109,561	109,660	108,479
Industrial	3,940	3,967	3,953	3,952
Other	2,286	2,097	2,194	2,060
Transportation	17	16	17	16
Total electricity customers	999,099	976,013	990,029	968,595
Gas
Residential	615,766	591,646	605,505	583,439
Commercial	49,868	47,817	49,001	47,388
Industrial	2,700	2,718	2,710	2,721
Transportation	129	132	129	134
Total gas customers	668,463	642,313	657,345	633,682
Weather (Unaudited)
Actual heating degree days	1,642	1,695	4,421	4,527
Normal heating degree days[5]	1,729	1,729	4,818	4,797

[1]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[2]	Includes Conservation Trust collection and sales of non-core gas supplies. As of the third quarter 2003 the Conservation Trust payments to bondholders are no longer shown as a reduction in revenue but as an expense due to the consolidation of the Conservation Trust onto PSE's books beginning July 1, 2003. There is no impact on net income.
[3]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.
[4]	Customers represents average served during the period.
[5]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the February 28th heating degree day amount.

PUGET ENERGY -- SEGMENT RESULTS
(In thousands)
	Regulated Utility			Puget Energy
Three months ended 12/31/04 (Unaudited)	Operations	InfrastruX	Other[1]	Total
Revenues	$689,481	$102,440	$2,531	$794,452
Depreciation and amortization	58,465	4,699	64	63,228
Income taxes	35,601	(5,478)	533	30,656
Operating income (loss)	97,110	(80,113)	1,034	18,031
Interest charges	41,512	1,945	62	43,519
Net income (loss)[2]	58,056	(74,626)	883	(15,687)
Goodwill, net	-	43,503	-	43,503
Total assets	5,511,631	251,097	70,641	5,833,369

Three months ended 12/31/03(Unaudited)
Revenues	$638,034	$85,625	$4,190	$727,849
Depreciation and amortization	55,777	4,603	62	60,442
Income taxes	34,294	630	1,086	36,010
Operating income	88,365	2,216	2,413	92,994
Interest charges	44,088	1,367	52	45,507
Net income (loss)[2]	44,136	830	(1,600)	43,366

Twelve months ended 12/31/04 (Unaudited)
Revenues	$2,192,340	$369,936	$6,537	$2,568,813
Depreciation and amortization	228,310	18,276	256	246,842
Income taxes	75,755	(1,793)	1,002	74,964
Operating income (loss)	285,258	(70,928)	2,421	216,751
Interest charges	166,411	6,460	219	173,090
Net income (loss)[2]	123,401	(70,388)	2,009	55,022

Twelve months ended 12/31/03 (Unaudited)
Revenues	$2,034,973	$341,787	$6,043	$2,382,803
Depreciation and amortization	219,851	16,779	236	236,866
Income taxes	69,823	1,594	952	72,369
Operating income	295,219	7,452	2,504	305,175
Interest charges	179,437	5,485	123	185,045
Net income[2]	118,967	1,943	438	121,348

Goodwill at 12/31/03	$-	$133,302	$-	$133,302
Total assets at 12/31/03	5,281,474	342,332	75,196	5,699,002

[1]	Includes the non-regulated subsidiaries of Puget Sound energy and miscellaneous holding company expenses. The principal
Non-regulated subsidiary of PSE is a real estate development company.
[2]	InfrastruX net income (loss) is presented net of minority interest.

PUGET SOUND ENERGY - CAPITALIZATION
	(Unaudited)
	At December 31,		At December 31,
(In thousands)	2004		2003
	Amount	%	Amount	%

Junior Subordinated Debentures of the Corporation
Payable to a Subsidiary Trust Holding Mandatorily
Redeemable Preferred Securities	$280,250	7.1%	$280,250	7.2%
Mandatorily Redeemable Preferred Stock and
Long-term debt, including current maturities	2,097,249	52.8%	2,054,894	52.8%
Common Equity	1,592,433	40.1%	1,555,469	40.0%
Total capitalization including short-term debt	$3,969,932	100.0%	$3,890,613	100.0%